Exhibit 10.30

THIRD AMENDMENT (this “Amendment”), dated as of January 5, 2018, to the THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VIRTU FINANCIAL LLC, a Delaware limited liability company (the “Company”), dated as of April 15, 2015, as amended (the “LLC Agreement”), by and among the Company, Virtu Financial, Inc., a Delaware corporation (the “Managing Member”), and the other Persons listed on the signature pages thereto. Capitalized or other terms used and not defined herein shall have the meanings ascribed to them in the LLC Agreement.

WHEREAS, pursuant to Section 12.10 of the LLC Agreement, subject to certain exceptions, the LLC Agreement can be amended at any time and from time to time by the Managing Member;

WHEREAS, pursuant to Section 12.10 of the LLC Agreement, no amendment to the LLC Agreement may adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Members in any materially disproportionate manner to those then held by any other Members without the prior written consent of a majority in interest of such disproportionately affected Member or Members (the “Required Interests”);

WHEREAS, the amendment to the term “Tax Rate” in Section 1.01(a) of the LLC Agreement described in this Amendment could be interpreted as adversely modifying the Units held by Members other than the Managing Member in a materially disproportionate manner to those held by the Managing Member; and

WHEREAS, TJMT Holdings LLC is the holder of the Required Interests.

NOW, THEREFORE, the LLC Agreement is hereby amended as follows:

1.          Amendments to Section 1.01(a) “Tax Rate”:     Section 1.01(a) “Tax Rate” is hereby replaced in its entirety with the following provision:

“Tax Rate” means the highest marginal tax rates for an individual or corporation that is resident in New York City applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Company, and taking into account the deductibility of state and local income taxes as applicable at the time for federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code, which Tax Rate shall be the same for all Members, except that the Managing Member may in its sole discretion determine to utilize a different Tax Rate for one or more Members, including utilizing the highest marginal tax rate for a corporation that is resident in New York City for purposes of calculating the Tax Distribution Amount for Pubco, notwithstanding that the highest marginal tax rate for an individual resident in New York City may be higher and may be utilized for purposes of calculating the Tax Distribution Amount for Members other than Pubco.

2.          Amendment to Section 5.03(e)(iv).  Section 5.03(e)(iv) is hereby replaced in its entirety with the following provision:

(A)       All distributions of Tax Distribution Amounts made to a Member pursuant to Section 5.03(e) shall be treated as advances and shall reduce, as the Managing Member shall determine in its sole judgment, on a dollar for dollar basis, the amount of future distributions (for the avoidance of doubt, not including distributions of other Tax Distribution Amounts) that would otherwise have been paid to such Member, or, if such distributions are not sufficient for that purpose, the proceeds of liquidation otherwise payable to such Member; provided that the Managing Member may in its sole discretion determine which future distribution or distributions to such Member shall be reduced.

(B)       To the extent that an amount otherwise distributable to a Member is reduced pursuant to Section 5.03(e)(iv)(A) above, it shall be treated for all purposes hereof (other than Section 5.03(e)) as if such amount had actually been distributed to such Member pursuant to Section 5.03(b).

Except as explicitly set forth in this Amendment, the LLC Agreement is and shall be unmodified and remain in full force and effect, and nothing contained in this Amendment shall constitute or be deemed a waiver of any of the rights or obligations of any of the parties thereto. This Amendment shall become effective when executed by each of the signatories hereto and may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any conflict of laws rule or principle thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

VIRTU FINANCIAL INC.

By:	/s/ Joseph Molluso
	Name:	Joseph Molluso
	Title:	Chief Financial Officer

VIRTU FINANCIAL LLC

By:	/s/ Joseph Molluso
	Name:	Joseph Molluso
	Title:	Chief Financial Officer

TJMT HOLDINGS LLC

By:	/s/ Michael Viola
	Name:	Michael Viola
	Title:	Managing Member